UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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GulfMark Offshore, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GulfMark Offshore, Inc.

Notice of Annual Meeting of Stockholders and Proxy Statement

Annual Meeting

May 30, 2001
The Envoy Room
The St. Regis Hotel
1919 Briar Oaks Lane
Houston, Texas 77027

GULFMARK OFFSHORE, INC.

4400 Post Oak Parkway, Suite 1170
Houston, Texas 77027-3414

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 30, 2001

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GulfMark Offshore, Inc. (the “Company”) will be held in the Envoy Room, The St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027, on Wednesday, May 30, 2001 at 11:00 A.M., Central Daylight Time, for the following purposes:

1.	To elect a Board of seven (7) directors.

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2001.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on April 10, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at such meeting or any adjournment or adjournments thereof. Only stockholders of record at the close of business on such record date are entitled to notice of and to vote at such meeting.

      You are cordially invited to attend the meeting. However, to ensure your representation at the meeting, the Company requests that you return your signed proxy card at your earliest convenience, whether or not you plan to attend the meeting. Your proxy will be returned to you if you should be present at the meeting and should request such a return.

      TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE. THE ENCLOSED RETURN ENVELOPE MAY BE USED FOR THAT PURPOSE.

By Order of the Board of Directors

Edward A. Guthrie Secretary

Date: April 19, 2001

GULFMARK OFFSHORE, INC.

4400 Post Oak Parkway, Suite 1170
Houston, Texas 77027-3414

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 30, 2001

      The accompanying proxy is solicited by the Management of GulfMark Offshore, Inc. (the “Company”) at the direction of the Board of Directors for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 30, 2001 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting and at any adjournment or adjournments thereof. When proxies in the accompanying form are received and properly executed, the shares will be voted by the persons named therein, unless contrary instructions are given.

      The proxy will not be used for the election as directors of all nominees if authority to do so is withheld on the proxy and will not be used for the election of any individuals whose names are written in the blank spaces on the proxy. Where no instruction is indicated with respect to the election of directors, the proxy will be voted FOR the election as directors of all nominees. Where no instruction is indicated with respect to the election of all nominees named in item (1) of the proxy, but names of one or more nominees are listed in the blank spaces on the proxy, the proxy will be voted FOR the election of all nominees not so listed.

      Any stockholder of the Company has the right to revoke his or her proxy at any time prior to its use by submitting a written revocation to the Secretary of the Company.

      Upon request, additional proxy material will be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names. The Company will bear all costs in preparing, printing, assembling, delivering and mailing the Notice of Annual Meeting, Proxy Statement, Proxy and Annual Report. Copies of the Notice, Proxy Statement and Proxy will be mailed to stockholders on or about April 30, 2001. In addition to the use of the mail, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation, by personal interview, telephone, telegram or otherwise.

VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

      The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting to be held May 30, 2001 is the close of business on April 10, 2001 (hereinafter called the “Record Date”). As of the Record Date there were 8,198,537 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon at the meeting.

      The following table sets forth certain information with respect to each person who at April 10, 2001, was known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock:

Name and Address of	No. Shares Beneficially	Percent of
Beneficial Owner	Owned(1)	Class

Lehman Brothers Holdings Inc. 3 World Financial Center New York, New York 10285	2,030,226	24.76%

Estabrook Capital Management LLC(2) 430 Park Avenue, Suite 1800 New York, New York 10022	1,378,587	16.82%

Dimensional Fund Advisors Inc.(3) 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	552,200	6.74%

FleetBoston Financial Corporation(4) 100 Federal Street Boston, Massachusetts 02110	444,517	5.42%

(1)	Unless otherwise indicated below, the persons or group listed have sole voting and investment power with respect to their shares of Common Stock.

(2)	The information shown above was obtained from the Schedule 13G dated April 6, 2001 as filed with the Securities and Exchange Commission (“SEC”) by Estabrook Capital Management LLC. Estabrook Capital Management Inc. acts as an investment advisor and in such capacity has shared voting power and sole investment power over the shares.

(3)	Dimensional Fund Advisors Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the “Portfolios”). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over 552,200 shares of GulfMark Offshore stock as of December 31, 2000. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

(4)	The information shown above was obtained from the Schedule 13G dated February 14, 2001 as filed with the Securities and Exchange Commission (“SEC”) by FleetBoston Financial Corporation. FleetBoston Financial Corporation acts as an investment advisor and in such capacity has sole voting power over 304,717 shares, sole dispositive power over 444,517 shares and shared dispositive power over 900 shares.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

      The following table sets forth, as of April 10, 2001, the number and percentage of Common Stock beneficially owned by each of the Company’s directors, each executive officer named in the summary compensation table included under “Executive Officers and Compensation”, and all directors and officers as a group:

	No. of Shares Beneficially Owned
Name	as of April 10, 2001(1)(2)		Percent of Class(3)

David J. Butters	246,556	(4)(8)	2.99%

Norman G. Cohen	107,688	(5)	1.31%

Marshall A. Crowe	44,238		—

Louis S. Gimbel, 3rd	190,444	(6)	2.32%

Sheldon S. Gordon	—		—

Robert B. Millard	266,556	(8)	3.25%

Bruce A. Streeter	164,729		1.98%

Edward A. Guthrie	31,666		—

John E. (Gene) Leech	85,058	(7)	1.03%

Kevin D. Mitchell	20,627		—

All directors and officers as a group (10 persons)	1,157,562		13.53%

(1)	Unless otherwise indicated below, the persons listed have sole voting and investment power with respect to their shares of Common Stock.

(2)	The amounts set forth in this column include the following shares of Common Stock considered to be beneficially owned through the holder’s ability to exercise stock options to purchase such shares within 60 days: Mr. Butters – 59,138 shares; Mr. Cohen – 10,000 shares; Mr. Crowe – 34,569 shares; Mr. Gimbel – 10,000; Mr. Millard – 10,000; Mr. Streeter – 131,310 shares; Mr. Guthrie - 21,666 shares; Mr. Leech – 57,989 shares; Mr. Mitchell – 20,327 shares; and all directors and officers as a group – 354,999 shares.

(3)	Less than one percent unless otherwise indicated.

(4)	Includes 43,400 shares of Common Stock owned by trusts of which Mr. Butters is the co-trustee and 40,200 shares beneficially owned by Mr. Butters’ wife, and with respect to which shares Mr. Butters has shared voting and dispositive power.

(5)	Includes 97,688 shares owned by a trust and with respect to which shares Mr. Cohen may be deemed to have shared voting and dispositive power. Mr. Cohen disclaims ownership of such shares, except to the extent of his pecuniary interest therein.

(6)	Includes 15,210 shares of Common Stock owned by trusts of which Mr. Gimbel is the co-trustee, and with respect to which shares Mr. Gimbel has shared voting and dispositive power.

(7)	Includes 600 shared beneficially owned by Mr. Leech’s children, and with respect to which shares Mr. Leech has shared voting and dispositive power.

(8)	Messrs. Butters and Millard are Managing Directors of Lehman Brothers Inc., a subsidiary of Lehman Brothers Holdings Inc., the beneficial owner of 2,030,226 shares of Common Stock, representing 24.80% of the outstanding shares of such Common Stock. These shares are excluded from the shares shown as beneficially owned by Messrs. Butters and Millard in the table above. Although they disclaim beneficial ownership of these shares, Messrs. Butters and Millard may have an interest in the profits of Lehman Brothers Holdings Inc. in its investment by virtue of their employment at Lehman Brothers Inc.

ELECTION OF DIRECTORS

      Seven directors are to be elected at the Annual Meeting, each to hold office until the next Annual Meeting or until his or her successor shall be duly qualified and elected. The persons named in the enclosed proxy will vote the shares covered thereby in favor of the nominees listed below unless specifically instructed to the contrary. Although management of the Company does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the meeting, the proxies will be voted for a substitute to be named by the Board of Directors of the Company. The nominees receiving a plurality of votes cast at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director and will not affect the outcome of the election of directors.

Name of Nominees	Age	Year First Became Director

David J. Butters	60	1989

Norman G. Cohen	79	1972

Marshall A. Crowe	80	1978

Louis S. Gimbel, 3rd	72	1970

Sheldon S. Gordon	65	2001

Robert B. Millard	50	1989

Bruce A. Streeter	52	1997

      David J. Butters is Chairman of the Board and is a member of the Executive, Compensation and Audit Committees. He is a Managing Director of Lehman Brothers Inc., where he has been employed for more than the past five years. Mr. Butters is currently a director of the Board of Weatherford International, Inc. and Anangel-American Shipholdings, Ltd., and a member of the Board of Advisors of Energy International, N.V. Mr. Butters has served as a director of the Company since its formation in 1996 and served as a director of GulfMark International, Inc. (the “Predecessor”) from 1989 until May 1, 1997 when GulfMark International, Inc. was merged into Weatherford International, Inc. (the “Merger”).

      Norman G. Cohen is Chairman of the Audit and Compensation Committees. He has served as Chairman of Norman G. Cohen, Inc., consultants and mortgage lenders, for more than five years and is a director of Brewster Wallcovering Co., Randolf, Massachusetts. Mr. Cohen is a retired Vice-President of Amerada Hess Corporation, and former Chairman of the National Parks and Conservation Association. Mr. Cohen has served as a director of the Company since its formation in 1996 and served as a director of the Predecessor from 1972 until the Merger.

      Marshall A. Crowe serves as a member of the Audit Committee. Since January 1978, Mr. Crowe has served as President of M. A. Crowe Consultants, Inc., providing consulting services in the energy and financial fields. For four years prior thereto, he was Chairman of the National Energy Board of Canada and was previously Chairman of the Board of Canada Development Corporation, which was engaged in the business of making equity investments in Canadian enterprises. Mr. Crowe is also of counsel at Johnston & Buchan, barristers and solicitors, Ottawa, Canada. Mr. Crowe has served as a director of the Company since its formation in 1996 and served as a director the Predecessor from 1978 until the Merger. Mr. Crowe is a Canadian citizen.

      Louis S. Gimbel, 3rd is a member of the Executive Committee. He is President, Chief Executive Officer and a Director of S. S. Steiner, Inc., Chairman of the Board of Hops Extract Corporation and Co-Manager of Stadelman Fruit LLC. He has been employed by S.S. Steiner, Inc. for more than the past five years. S. S. Steiner, Inc. is engaged in the farming, trading, processing, importing and exporting of hops and other specialty crops. Mr. Gimbel has served as a director of the Company since its formation in 1996 and served as a director of the Predecessor from 1970 until the Merger.

      Sheldon S. Gordon is a member of the Board. He is Chairman of Rhône Group LLC, Union Bancaire Privée Asset Management LLC and Union Bancaire Privée International Holdings, Inc. Mr. Gordon is currently a director of Ametek, Inc., Anangel-American Shipholdings Limited, Ermis Maritime Holdings, Ltd., Union Bancaire Privée, Holland Balanced Fund and Continuum Health Partners, Inc. Mr. Gordon has served as a director of the Company since February 2001.

      Robert B. Millard is a member of the Executive and Compensation Committees. He is a Managing Director of Lehman Brothers Inc., which is a subsidiary of Lehman Brothers Holding Inc., where he has been employed for more than the past five years. Mr. Millard also serves as a Director of Weatherford International, Inc., L-3 Communications Corporation and Kirch Media. Mr. Millard has served as a director of the Company since its formation in 1996 and served as a director of the Predecessor from 1989 until the Merger.

      Bruce A. Streeter has served as President and Chief Operating Officer of the Company since January 1997. He was elected as director of the Company in April 1997. He served as President of the Predecessor’s Marine Division from November 1990 until the Merger. Prior to November 1990, Mr. Streeter was with Offshore Logistics, Inc. for a period of twelve years serving in a number of capacities including General Manager Marine Division.

Committees and Meetings of Directors

      Pursuant to the Company’s By-Laws, the Board of Directors has established several committees, including an Executive Committee, an Audit Committee and a Compensation Committee. During the year ended December 31, 2000, the Board of Directors met seven times, the Audit Committee met seven times, and the Compensation Committee met one time. During 2000 each director attended at least 88% of the combined Board of Directors meetings and meetings of committees of the Board on which he served.

      Messrs. Butters, Cohen and Crowe are the current members of the Audit Committee. The Audit Committee makes recommendations to the Board concerning the selection and discharge of the Company’s independent auditors, reviews professional services performed by the auditors, the plan and results of their audit engagement and the fees charged for audit and non-audit services by the auditors, and evaluates the Company’s system of internal accounting controls.

      Although he is member of the Audit Committee, Mr. Butters is not an independent director. He is employed by Lehman Brothers Inc., a subsidiary of Lehman Brothers Holdings Inc., which as a result of its beneficial ownership of 24.80% of the Common Stock of the Company may be deemed an affiliate. The Board of Directors has determined that Mr. Butters’ membership on the Audit Committee is in the Company’s best interest. The Board of Directors based its determination upon a review of Mr. Butters’ extensive financial experience and long relationship with the Company.

      Messrs. Butters, Cohen and Millard are the current members of the Compensation Committee, the principal functions of which are to recommend to the Board of Directors the salaries to be paid to the officers of the Company and administer compensation and benefit plans of the Company.

      Messrs. Butters, Gimbel and Millard are the current members of the Executive Committee, which acts on behalf of the full Board of Directors between regularly scheduled meetings of the Board of Directors.

      The Company has no standing Nominating Committee.

Director Compensation

      Each non-employee director of the Company is paid $1,000 for each meeting of the Board of Directors and $500 for each Committee meeting of the Board of Directors he attends in person. In addition, during 2000 a $2,000 quarterly retainer is paid to each non-employee director of the Company. Effective April 1, 2001, the retainer increased to $3,125 per quarter. The Company also has a retainer arrangement with Mr. Butters pursuant to which he receives a retainer of $8,333 per month for serving as Chairman of the Board. Total compensation paid in 2000 to the non-employee directors who have been nominated, including director fees and retainers, was $118,500 for Mr. Butters, $18,500 for Mr. Cohen, $18,000 for Mr. Crowe, $15,000 for Mr. Gimbel and $14,500 for Mr. Millard. In addition, the Company furnishes Messrs. Cohen, Crowe and Gimbel with a $250,000 life insurance policy. Premiums paid during 2000 for such policies were $12,757 for Mr. Cohen, $22,106 for Mr. Crowe and $9,977 for Mr. Gimbel.

      On December 8, 1993, each of the Company’s current directors received options to purchase shares of the Predecessor’s Common Stock under the Amended and Restated 1993 Non-Employee Director Stock Option Plan (the “Director Plan”). An additional grant of stock options was made to each director serving on the Predecessor’s Board of Directors on March 18, 1996.

      In order to accomplish the separation of the Company’s offshore marine services business from operations of the Predecessor, the Predecessor transferred the assets, liabilities and operations of its offshore marine services business to the Company. The separation was then effectuated through the distribution of all of the then outstanding Common Stock of the Company to the Predecessor’s common stockholders (the “Distribution”). The Company assumed the Director Plan on May 1, 1997, the date of the Distribution. Pursuant to the equitable adjustment provisions of the Director Plan, each outstanding stock option previously granted pursuant to the Director Plan was converted to an option to acquire shares of the Company’s Common Stock and was adjusted to preserve the aggregate intrinsic value of each option and the ratio of the exercise price to market value per share. In addition, the number of shares of Common Stock covered by the automatic grant provisions of the Director Plan was doubled to reflect the Distribution. Accordingly, each non-employee director received the option to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value of such shares of Common Stock on the date of grant, upon his re-election as a director at the Company’s annual stockholders’ meeting in 2000. The Director Plan provides for similar grants of options to non-employee directors in 2002 and 2005. As of April 10, 2001, there were 136,276 option shares outstanding under the Director Plan and 104,310 shares available for grant upon the election of a new director or under the automatic grant provisions discussed above.

Required Vote for Election of Directors

      Election as directors of the persons nominated in this Proxy Statement will require the vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at a meeting at which a quorum is present. THE MANAGEMENT RECOMMENDS A VOTE “FOR” ELECTION AS DIRECTORS OF THE PERSONS NOMINATED HEREIN.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      No member of the Compensation Committee of the Company is or was an officer or employee of the Company or had any relationship requiring disclosure under applicable rules, except that Mr. Butters has a retainer arrangement with the Company described above pursuant to which Mr. Butters receives $8,333 per month for serving as Chairman of the Board of the Company. In 2000 Mr. Butters received $118,500 in director fees and retainers. During the 2000 fiscal year, no executive officer of the Company served as (a) a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee of the Company, (b) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (c) a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company.

EXECUTIVE OFFICERS AND COMPENSATION

      The following are executive officers and key employees of the Company, who serve at the discretion of the Board of Directors.

Name	Position	Age

Bruce A. Streeter	President and Chief Operating Officer	52

Edward A. Guthrie	Executive Vice President – Finance, Chief Financial Officer, Secretary and Treasurer	56

John E. (Gene) Leech	Executive Vice President – Operations	48

Kevin D. Mitchell	Controller and Assistant Secretary	32

      Bruce A. Streeter has served as President and Chief Operating Officer of the Company since January 1997. He was elected as director of the Company in April 1997. He served as President of the Predecessor’s Marine Division from November 1990 until the Merger. Prior to November 1990, Mr. Streeter was with Offshore Logistics, Inc. for a period of twelve years serving in a number of capacities including General Manager Marine Division.

      Edward A. Guthrie was elected Executive Vice President – Finance, Chief Financial Officer, Secretary and Treasurer of the Company in July 1999. Prior to that date, Mr. Guthrie served in a number of capacities with Cliffs Drilling Company (“Cliffs”) and its former parent company for a period of 25 years, most recently serving as Vice President-Finance and Chief Financial Officer prior to Cliffs’ merger with R&B Falcon Corporation.

      John E. (Gene) Leech was named Executive Vice President – Operations of the Company in February 2001 after having served as Vice President – Operations from January 1997. He served as Vice President of Predecessor’s Marine Division from its formation in November 1990 until the Merger. Prior to November 1990, Mr. Leech was with Offshore Logistics, Inc. for a period of fifteen years serving in a number of capacities, including Manager Domestic Operations and International Operations Manager.

      Kevin D. Mitchell was elected Controller and Assistant Secretary of the Company in January 1997. He served as Controller and Assistant Secretary of the Predecessor from September 1996 until the Merger. Prior to that, Mr. Mitchell served as Controller for one year with E-Stamp Corporation, a start-up software company, having previously completed five years with Arthur Andersen LLP.

      The aggregate compensation paid by the Company for services rendered during the last three years in all capacities to the highest paid executive officers whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 2000 was as follows:

SUMMARY COMPENSATION TABLE

					Long-Term
		Annual Compensation			Compensation

					Awards

				Other Annual	Securities Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Options	Compensation

Bruce A. Streeter	2000	$220,000	$140,000	$—	30,000	$3,895	(2)
President and Chief	1999	195,000	100,000	—	33,000	3,172
Operating Officer	1998	195,000	145,000	—	30,000	3,092

Edward A. Guthrie(3)	2000	$190,000	$75,000	$—	15,000	$3,375	(2)
Executive Vice President-	1999	92,199	45,000	—	25,000	46
Finance, Chief Financial Officer, Secretary, and Treasurer

John E. (Gene) Leech	2000	$145,000	$75,000	$—	15,000	$3,580	(2)
Executive Vice President-	1999	140,000	65,000	—	14,000	2,929
Operations	1998	135,000	80,000	—	12,000	2,858

Kevin D. Mitchell	2000	$87,500	$15,000	$—	3,000	$1,566	(2)
Controller and Assistant	1999	82,500	12,500	—	3,500	1,170
Secretary	1998	78,500	15,000	—	5,000	1,062

(1)	The aggregate amount of perquisites and other benefits is excluded from other annual compensation because such compensation was less than 10% of the combined total for salary and bonus for each named executive officer.

(2)	Includes matching contributions made by the Company pursuant to its 401(k) savings plan of $2,100 each for Messrs. Streeter, Guthrie, and Leech, and $1,200 for Mr. Mitchell, life insurance premiums of $1,262, $586, and $1,010 for Messrs. Streeter, Guthrie, and Leech, respectively, and other insurance premiums of $533, $689, $470, and $366 for Messrs. Streeter, Guthrie, Leech and Mitchell, respectively.

(3)	Mr. Guthrie joined the Company as Executive Vice President, Secretary and Treasurer on July 6, 1999.

      A subsidiary of the Company entered into employment agreements with Messrs. Streeter, Leech and Guthrie. Effective as of July 1, 2000, Mr. Streeter is entitled to be employed as President of the Company and certain of its subsidiaries and to receive an annual salary of not less than $220,000 for each year during the three year term of his agreement. Effective as of July 1, 1999, Mr. Leech is entitled to be employed as a Vice President of the Company and certain of its subsidiaries and to receive an annual salary of not less than $140,000 for each year during the two year term of his agreement. Effective July 6, 1999, Mr. Guthrie is entitled to be employed as a Executive Vice President and Chief Financial Officer of the Company and certain of its subsidiaries and to receive an annual salary of not less than $190,000 for each year during the two year term of his agreement. In addition to annual salary, Messrs. Streeter, Leech and Guthrie may receive a discretionary bonus. Prior to a change of control of the Company or after twelve months after a change of control of the Company, any termination of Messrs. Streeter’s, Leech’s or Guthrie’s employment without cause, or their respective resignations in certain circumstances, would entitle the terminated or resigning officer to the payment of his annual salary for the time remaining under the term of his employment agreement and the proportionate share of his annualized bonus for the previous fiscal year for the time remaining under the term of his employment agreement, together with certain other benefits and any unpaid salary, bonus amount, deferred compensation and vacation pay accrued to the date of termination. Within twelve months after a change of control of the Company, any termination of Messrs. Streeter’s, Leech’s or Guthrie’s employment without cause, or their respective resignation in certain circumstances, would entitle the terminated or resigning officer to the payment of two times his annual salary and two times his annualized bonus for the previous fiscal year, together with certain other benefits and any unpaid salary, bonus amount, deferred compensation and vacation pay accrued to the date of termination, less any amount paid under the agreement upon the change of control. Upon a change of control of the Company, Mr. Streeter would be entitled to the payment of two times his annual salary and two times his annualized bonus for the previous fiscal year. Pursuant to the agreements, the Company is responsible for the payment and performance of the subsidiary’s obligations under the agreements.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants
					Potential Realizable
					Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

Name	Number of Securities Underlying Options/SARs(1) Granted(#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price($/Sh)	Expiration Date	5%($)	10%($)

Bruce A. Streeter	30,000	43.48%	$14.3125	05/06/10	$270,032	$684,313

Edward A. Guthrie	15,000	21.74%	$14.3125	05/06/10	135,016	342,157

John E. (Gene) Leech	15,000	21.74%	$14.3125	05/06/10	135,016	342,157

Kevin D. Mitchell	5,000	7.25%	$14.3125	05/06/10	45,005	114,052

(1)	One-third of the options granted become exercisable at each of one year, two years and three years, respectively, from the date of grant.

      The following table represents the total number of options to purchase the Company’s Common Stock held by the named executive officers of the Company at December 31, 2000.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION/SAR VALUES

Number of
				Securities	Value of
				Underlying	Unexercised
				Unexercised	In-The-Money
	Shares			Options/SARs at	Options/SARs at
	Acquired			Fiscal Year End	Fiscal Year End
	on	Value		Exercisable/	Exercisable/
Name	Exercise	Realized		Unexercisable	Unexercisable(1)

Bruce A. Streeter	24,569	$428,665	(2)	100,310/62,000	$1,510,982/$756,946

Edward A. Guthrie	—	$—		8,333/31,667	$102,121/$415,108

John E. (Gene) Leech	24,569	$689,711	(2)	44,322/28,344	$673,676/$353,263

Kevin D. Mitchell	—	$—		16,494/8,334	$226,965/$105,870

(1)	Value based on the difference between the market value of the Common Stock on December 31, 2000 and the exercise price. The actual value, if any, of the unexercised option will be dependent upon the market price of Common Stock at the time of exercise.

(2)	None of these shares were sold upon exercise. This value was computed based on the difference between the market value of the Common Stock on the date of exercise and the exercise price. The actual value to be recognized, if any, will be dependent upon the market price of Common Stock at the time the shares are sold.

      Non-employee directors of the Company also own outstanding options to purchase shares of Common Stock, as further described under the caption “Election of Directors-Director Compensation”.

Audit Committee Report

      The Audit Committee Charter, a copy of which is attached as Appendix A, governs the operations of the Audit Committee. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors’ independence.

      The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held seven meetings during fiscal year 2000.

      In reliance on the reviews and discussion referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of Ernst & Young LLP as the Company’s independent auditors.

Audit Fees

      Fees for the fiscal year 2000 audit and the review of Forms 10-Q are $138,500, of which an aggregate amount of $90,000 has been billed through December 31, 2000.

Financial Information Systems Design and Implementations Fees

      Ernst & Young LLP did not render any services related to financial information systems design and implementation for the fiscal year ended December 31, 2000.

All Other Fees

      Aggregate fees billed for all other services rendered by Ernst & Young LLP for the fiscal year ended December 31, 2000 are $17,040.

      Audit Committee of the Board of Directors:

Norman G. Cohen, Audit Committee Chairman
David J. Butters, Audit Committee Member
Marshall A. Crowe, Audit Committee Member

Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board of Directors of GulfMark Offshore, Inc. (the “Committee”) is pleased to present this report on the compensation policies of the Company for its executive officers. This report sets forth the major components of executive compensation and the basis by which 2001 compensation determinations were made by the Committee with respect to the executive officers of the Company, including the executive officers who are named in the compensation tables shown above. The Committee is comprised of three directors who are not employees of the Company.

Compensation Philosophy

      The executive compensation program of the Company has been designed to motivate, reward, attract and retain the management deemed essential to ensure the success of the Company. The program seeks to align executive compensation with Company objectives, business strategy and financial performance. In applying these principles, the Compensation Committee seeks to:

•       Reward executives for long-term strategic management and the enhancement of stockholder value;

•       Support an environment that rewards performance with respect to Company goals, as well as Company performance relative to industry competitors;

•       Integrate compensation programs with the short and long-term strategic plans of the Company;

•       Attract and retain key executives critical to the long-term success of the Company

•       Align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of Common Stock.

Compensation Program Components

      The compensation programs of the Company for its executive officers and key employees are generally administered by or under the direction of the Committee and are reviewed on an annual basis to ensure that remuneration levels and benefits are competitive and reasonable using the guidelines described above. The Committee reviews and recommends the specific base salary and bonus compensation of the Company’s executive officers. The particular elements of the compensation programs for such persons are set forth in more detail below.

      Employment Agreements — A subsidiary of the Company has entered into Employment Agreements with its President, Executive Vice President and Vice President. The purpose of the Employment Agreements are (i) to assure that the Company will have the continued dedication of the executive, notwithstanding the possibility, threat or occurrence of a change of control, (ii) to diminish the inevitable distraction of the executive resulting from the uncertainties and risks created by a pending or threatened change of control and (iii) to provide the executive with compensation and benefits arrangements upon a change of control that are competitive with those of other corporations.

      Base Salary —Base salary levels are primarily determined by the Committee at levels the Committee deems necessary or appropriate to attract the level of competence needed for the position. Base salary levels are reviewed annually based on individual performance, industry conditions and market considerations. The Committee believes that base salary levels for the Company’s executive officers are competitive within a range that is considered to be reasonable and necessary.

      Performance Bonus —The Company provides incentive compensation to its executive officers and key employees in the form of annual cash bonuses relating to financial and operational achievements during the prior year. The amount and form of such bonuses is determined by the Committee based primarily upon an analysis of the officer’s job performance and the specific accomplishments of the officer during the preceding calendar year. In the case of corporate financial officers, incentive compensation decisions are made primarily on the basis of the assistance and performance of the officer in implementing corporate objectives within the scope of his or her responsibilities. In the case of operational officers, incentive compensation decisions are made primarily on the basis of the operational results of the business operations for which the officer is responsible. Although the achievement of certain financial objectives as measured by a business segment’s earnings are considered in determining incentive compensation, other subjective and less quantifiable criteria are also considered. In this regard, the Committee takes into account specific operational achievements that are expected to affect future earnings and results or that had an identifiable impact on the prior year’s results.

      Incentive Equity Plan —The Company also provides long-term incentive compensation to its executive officers and key employees through stock options. The use of stock options is intended to provide incentives to the Company’s executive officers and key employees to work toward the long-term growth of the Company by providing them with a benefit that will increase only to the extent the value of the Common Stock increases. Options are not granted by the Committee as a matter of course as part of the regular compensation of any executive or key employee. The decision to grant an option is based on the perceived incentive that the grant will provide and the benefits that the grant may have on long-term stockholder value. The determination of the number of shares granted is based on the level and contribution of the employee. Consideration is also given to the anticipated contribution of the business operations for which the optionee has responsibility to overall stockholder value. The stock options which are currently outstanding are subject to vesting over a number of years and have exercise prices based on the market price of the Common Stock at the date of grant. Stock options were granted in 1990 after the acquisition of the offshore marine services segment, on two occasions in 1996, after the successful completion of the spin-off in 1997, and again in 1998 —2000.

Discussion of 2000 Compensation for the Chief Operating Officer

      The Company does not have a Chief Executive Officer. Mr. Bruce Streeter serves as the President and Chief Operating Officer of the Company. The base salary for Mr. Streeter was increased in 2000 after a review of comparable salaries of executives in the offshore transportation industry as well as the salaries of executives of similar sized companies in the oil service industry. Mr. Streeter’s 2000 bonus was determined following a review of the financial results of the Company and specific achievements by Mr. Streeter in managing the Company’s operations throughout 2000 as the Company emerged from its most difficult period in the last five years.

Tax Considerations

      During 1993, Congress enacted legislation that could have the effect of limiting the deductibility of executive compensation paid to each of the five highest paid executive officers. This legislation provides that compensation paid to any one executive in excess of $1,000,000 will not be deductible unless it is performance-based and paid under a plan that has been approved by stockholders. The Committee considers the application of this legislation when reviewing executive compensation; however, the limitation on deductibility of executive compensation has not had any impact on the Company to date.

Summary

      After review of the Company’s existing programs, the Committee believes that the Company’s executive compensation program is reasonable and provides a mechanism by which compensation is appropriately related to corporate and individual performance so as to align the interest of the Company’s executive officers with the interest of stockholders on both a long and short-term basis.

      Compensation Committee of the Board of Directors:

David J. Butters, Compensation Committee Chairman
Norman G. Cohen, Compensation Committee Member
Robert B. Millard, Compensation Committee Member

Performance Graph

      The following performance graph and table compare the cumulative return on the Company’s Common Stock to the Dow Jones Total Market Index and the Dow Jones Oilfield Equipment and Services Index (which consists of Baker Hughes Inc., BJ Services Co., Cooper Cameron Corp., Core Laboratories N.V., Friede Goldman Halter Inc., Global Industries Ltd., Halliburton Co., Hanover Compressor Co., Input/Output Inc., Key Energy Services Inc., Lone Star Technologies Inc., Maverick Tube Corp., National-Oilwell Inc., Newpark Resources Inc., Oceaneering International Inc., Offshore Logistics Inc., Schlumberger Ltd. N.V., Seacor Smit Inc., Seitel Inc., Smith International Inc., Superior Energy Services Inc., Tidewater Inc., Trico Marine Services, Varco International Inc., Veritas DGC Inc., and Weatherford International Inc.) for the periods indicated. The graph assumes (i) the reinvestment of dividends, if any, and (ii) the value of the investment of the Company’s Common Stock and each index to have been $100 at May 1, 1997 (A), for the Company’s Common Stock and December 31, 1996 for each index.

Comparison of Cumulative Total Return

			Year Ended December 31,

	1996		1997	1998	1999	2000

GulfMark Offshore, Inc.	100	(A)	228	109	101	196

Dow Jones Total Market Index	100		132	165	202	183

Dow Jones Oilfield Equipment and Services Index	100		155	84	117	166

(A)	In lieu of December 31, 1996, the first day of active trading of the Company’s Stock, May 1, 1997, is used for GulfMark Offshore, Inc.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16 (a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than-ten percent stockholders are required by the regulation to furnish the Company with copies of all Section 16 (a) forms they file.

      Based solely on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5 reports were required for those persons, the Company believes that all filing requirements applicable to its officers and directors and greater-than ten percent beneficial owners during the 2000 fiscal year were complied with.

PROPOSAL TO RATIFY INDEPENDENT PUBLIC ACCOUNTANTS

      The Audit Committee has recommended the selection of Ernst & Young LLP (“Ernst & Young”) to examine the financial statements of the Company for fiscal year 2001. Ernst & Young served as GulfMark’s auditors for the year ended December 31, 2000, after replacing Arthur Andersen LLP (“Arthur Andersen”) who had served as the Company’s auditors from 1961 to 1999 except for the year ended December 31, 1983. On April 10, 2000, the Company elected not to continue the engagement of Arthur Andersen as the Company’s independent public accountants and engaged Ernst & Young as its new independent public accountants. The decision to change the Company’s independent public accountants was recommended by the Company’s Audit Committee and approved by the Board of Directors. This action was ratified by the shareholders on May 18, 2000, at the annual shareholders’ meeting.

      Arthur Andersen’s reports on the Company’s financial statements for the year ended December 31, 1999 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

      Ernst & Young’s reports on the Company’s financial statements for the year ended December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

      During the year ended December 31, 1999, and the subsequent interim period preceding the decision to change independent public accountants, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Arthur Andersen, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports covering such periods.

      During the year ended December 31, 2000, and the prior interim period following the decision to change independent public accountants, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Ernst & Young, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports covering such periods.

      During the year ended December 31, 1999, and the subsequent interim period preceding the decision to change independent public accountants, neither the Company nor anyone on its behalf consulted Ernst & Young regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did Ernst & Young provide to the Company a written report or oral advice regarding such principles or audit opinion.

      In addition to audit services, Ernst & Young also provided certain non-audit services to the Company in 2000. The Audit Committee has considered whether the provision of these additional services is compatible with maintaining the independence of Ernst & Young. A representative of Ernst & Young will be present at the Annual Meeting and will be afforded an opportunity to make a statement if he or she so desires and be available to respond to appropriate questions.

Required Vote for Ratification of Independent Public Accountants

      The selection of Ernst & Young is submitted for ratification by stockholders at the Annual Meeting. If stockholders do not ratify the selection of Ernst & Young, the selection of independent public accountants will be reconsidered by the Audit Committee. Ratification will require the vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at a meeting at which a quorum is present. THE MANAGEMENT RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANT FOR THE YEAR ENDING DECEMBER 31, 2001.

PROPOSALS BY STOCKHOLDERS

      The Company currently anticipates that its 2002 Annual Meeting will be held May 16, 2002. Any stockholder wishing to present a proposal for consideration at the meeting must submit it in sufficient time so that it will be received by the Company no later than December 31, 2001. Such proposal must comply with the proxy rules promulgated by the SEC in order to be included in the Company’s proxy statement and form of proxy related to the meeting and should be sent to the Company’s principal executive offices at the address set forth on the cover of this Proxy Statement. If notice of any stockholder proposal not eligible for inclusion in the Company’s proxy statement and form of proxy is given to the Company after March 16, 2002, then proxy holders will be allowed to use their discretionary voting authority on such stockholder proposal when the matter is raised at such meeting.

OTHER BUSINESS

      The Board of Directors for the Company knows of no other business that will be brought before the meeting. If, however, any other matters are properly presented, it is the intention of the persons named in the accompanying form of proxy to vote the shares covered thereby as in their discretion they may deem advisable.

By Order of the Board of Directors

Edward A. Guthrie Secretary

Houston, Texas
Date: April 19, 2001

Appendix A

GULFMARK OFFSHORE, INC.

AUDIT COMMITTEE CHARTER

Organization
This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, [or shall become financially literate within a reasonable period of time after appointment to the committee,] and at least one member shall have accounting or related financial management expertise.

Statement of Policy
The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes
The primary responsibility of the audit committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

      The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

•	The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company’s shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company’s independent auditors, subject to shareholders’ approval.

•	The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

•	The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

•	The committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

GULFMARK OFFSHORE, INC.
ANNUAL MEETING OF STOCKHOLDERS

May 30, 2001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned stockholder of GulfMark Offshore, Inc. (“GulfMark”) hereby appoints David J. Butters and Robert B. Millard, or either of them, as proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of Common Stock of GulfMark that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of GulfMark to be held on May 30, 2001, at 11:00 a.m., CDT, at The St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027, and at any adjournment or postponement thereof, on the following matters that are more particularly described in the Proxy Statement dated April 19, 2001:

(Continued and to be signed on other side)

Please sign, date and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders
GULFMARK OFFSHORE, INC.

May 30, 2001

A	[X]	Please mark your votes as in this example.
		FOR	WITHHOLD
(1)	Election of	(except as listed below)	from all nominees
Directors	[ ]	[ ]	Nominees:	(3)	To transact such other business as may
properly come before the meeting or
any adjournment thereof.

This proxy, when properly executed,
will be voted in the manner directed
herein by the undersigned
stockholder. If no direction is made,
this proxy will be voted "for" all
Proposals listed. Receipt of the Proxy
Statement dated April 19, 2001 is
hereby acknowledged.

PLEASE MARK, SIGN, DATE AND
RETURN USING THE ENCLOSED
ENVELOPE.
(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.) ___________________________________				David J. Butters Norman G. Cohen Marshall A. Crowe Louis S. Gimbel 3rd Sheldon S. Gordon Robert B. Millard Bruce A. Streeter
	FOR	AGAINST	ABSTAIN
	[ ]	[ ]	[ ]

(2)	To ratify the selection of Ernst & Young LLP as the Company’s independent accountants for the fiscal year ending December 31, 2001.

Signature of Stockholder(s) ____________________________________________________					Dated: ____________________, 2001

Note: Please sign exactly as your name appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian please give your full title as it appears thereon.